UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023

THERMON GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway, Building 300, Suite 200
Austin, TX	78735
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (512) 690-0600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on September 29, 2021, Thermon Group Holdings, Inc. (the “Company”), as a credit party and a guarantor, Thermon Holding Corp. (the “US Borrower”) and Thermon Canada Inc. (the “Canadian Borrower” and together with the US Borrower, the “Borrowers”), as borrowers, entered into an Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with several banks and other financial institutions or entities from time to time (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”). The Credit Agreement is an amendment and restatement of that certain Credit Agreement, dated October 30, 2017, by and among the Borrowers, the lenders time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

On March 7, 2023, the Company, the US Borrower and the Canadian Borrower entered into an Amendment No. 2 to Credit Agreement, Amendment No. 1 to the Guarantee and Collateral Agreement and Amendment No. 1 to the Canadian Guarantee and Collateral Agreement (collectively, the “Amendment”) with the Lenders and the Agent.

The Amendment provides for, among other things, changes to the Credit Agreement (a) replacing the London Interbank Offered Rate with the Secured Overnight Financing Rate as the benchmark rate applicable to Term Benchmark Loans and RFR Loans (each as defined in the Credit Agreement) and implementing corresponding technical updates, (b) adding baskets to the asset sale covenant and the transactions with affiliates covenant to permit a contemplated divestment by Thermon Europe B.V. of a 100% participation interest in the charter capital of Thermon Eurasia LLC, (c) adding two new financial covenants providing that (i) the aggregate revenue of the U.S. Loan Parties and the Canadian Loan Parties (each as defined in the Credit Agreement) on an unconsolidated basis shall not for any consecutive four-quarter period be less than 75% of the total revenues of the Company and its consolidated subsidiaries for the applicable period, and (ii) the aggregate assets of the U.S. Loan Parties and the Canadian Loan Parties on an unconsolidated basis shall not for any consecutive four-quarter period be less than 75% of Consolidated Total Assets (as defined in the Credit Agreement), and (d) to provide for the inclusion of obligations arising under bank guarantees between any Loan Party (as defined in the Credit Agreement) and a Lender or an affiliate of a Lender (“Specified Bank Guarantees”) to be included in the Obligations (as defined in the Credit Agreement) that are secured and guaranteed under the Loan Documents (as defined in the Credit Agreement). The Amendment also provides for certain conforming changes relating to Specified Bank Guarantees to (x) the Guarantee and Collateral Agreement, dated as of October 30, 2017, by and among the Company, the US Borrower and the Agent and (y) the Canadian Guarantee and Collateral Agreement, dated as of October 30, 2017, by and between the Canadian Borrower and the Agent.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 to Credit Agreement, Amendment No. 1 to the Guarantee and Collateral Agreement and Amendment No. 1 to the Canadian Guarantee and Collateral Agreement, dated as of March 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2023	THERMON GROUP HOLDINGS, INC.

	By:	/s/ Ryan Tarkington
Ryan Tarkington
Senior Vice President, General Counsel & Corporate Secretary